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STANDARD FORM OF OFFICE LEASE
The Real Estate Board of New York, Inc.

Agreement of Lease, made as of this 8th Day of July of 1999, between A.M. Property Holding Corp., as agent for 65 Broadway Co., LLC, with principal offices at 352 7th Ave., 11th Fl., New York, NY party of the first part, hereinafter referred to as OWNER, and Bookdigital.com, Inc. party of the second part, hereinafter referred to as TENANT.

Witnesseth: Owner hereby lease to Tenant and Tenant hereby hires from Owner Unit 507 on the fifth floor in the building known as 65 Broadway in the borough of Manhattan, City of New York, for the term of 7 years and 3 months (or until such term shall sooner cease and expire as hereinafter provided) to commence on the 1st day of October of nineteen hundred and ninety-nine, and toend on the 31st day of December two-thousands and seven both dates inclusive, at an annual rental rate of See Annexed Rider which Tenant agrees to pay in lawful money of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of the payment, in equal monthly installments in advance on the first day of each month during said term, at the office of Owner or such other place as Owner may designate, without any set off deduction whatsoever, except that Tenant shall pay three monthly installment(s) on the execution hereof
(unless this lease be a renewal).

In the event that, at the commencement of the term of this lease, or thereafter, Tenant shall be in default in the payment of rent to Owner pursuant to the terms of another lease
with Owner or with
Owner's predecessor in interest. Owner may at Owner's option and without notice to Tenant add the amount of such arrears to any monthly installment of rent payable hereunder and the same shall be payable to Owner as additional rent.
The parties hereto, for themselves, their heirs, distributes, executors, administrators, legal
representatives, successors and assigns, hereby covenant as follows:
Rent:           1.  Tenant shall pay the rent as above and as hereinafter
provided.
Occupancy:      2.  Tenant shall use and occupy demised premises for Office
Space and for no other purpose.

Tenant Alterations:
3. Tenant shall make no changes in or to the demised premises of any nature without Owner's prior written consent of Owner, and to the provisions of this article. Tenant, at Tenant's expense, may make alterations, installations, additions or improvements which are non-structural and which do not affect utility services or plumbing and electrical lines, in or to the interior of the demised premises by using contractors or mechanics first approved in each instance by Owner. Tenant shall, before making any alterations, additions, installations or improvements, at its expense, obtain all permits, approvals and certificates required by any governmental or quasi-governmental bodies and (upon completion) certificates of final approval thereof and shall delivery promptly duplicates of all such permits, approvals and certificates to Owner and Tenant agrees to carry and will cause Tenant's contractors and sub-contractors to carry such workman's compensation, general liability, personal and property damage insurance as
Owner may require. If any mechanic's lien is filed against the demised premises, or the building of which the same forms a part, for work claimed to have been done for, or materials furnished to, Tenant, whether or not done pursuant to this article, the same shall be discharged by Tenant within thirty days thereafter, at Tenant's expense, by payment or filing the bond required by law.
All fixtures and all paneling,
partitions, railings, and like installations, installed in the premises at any time, either by Tenant or by Owner on Tenant's behalf, shall, upon installation, become the property of Owner and shall remain upon and be surrendered with the demised premises unless Owner, by notice to the Tenant no later than twenty days prior to the date fixed at the termination of this lease, elects to relinquish Owner's right thereto and to have them removed by Tenant, in which event the same shall be removed from the premises by Tenant prior to the expiration of the lease , at Tenant's expense. Nothing in this Article shall be construed to give
Owner title to or to prevent Tenant's removal of trade fixtures, moveable office furniture and equipment, but upon removal of any such from the premises or upon removal of other installations as may be required by Owner, Tenant shall immediately and at its expense, repair and restore the premises to the condition existing prior to installation and repair any damage to the demised premises or the building due to such remove. All property permitted or required to be removed by Tenant at the end of the term remaining in the premises after Tenant's removal shall be deemed abandoned and may, at the election of Owner, either be retained as Owner's property or may be removed form the premises by Owner, at Tenant's expense.


Maintenance and Repairs:
4. Tenant shall throughout the term of this lease, take good care of the demised premises and the fixtures and appurtenances therein. Tenant shall be responsible for all damage or injury to the demised premises or any other part of the building of the building and the systems and the equipment thereof, whether requiring structural or nonstructural repairs caused by or resulting form carelessness, omission, neglect or improper conduct of Tenant. Tenant's subtenants, agents, employees, invitees or licensees, or which arise out of any work, labor, service or equipment done for our supplied to Tenant or any subtenant or arising out of the installation use or operation of the property or equipment of Tenant or any subtenant. Tenant shall also repeal all damage to the building and the demised premises caused by the moving of Tenant's fixtures, furniture's and equipment. Tenant shall promptly make at Tenants expense all repairs in and to the demised premises for which Tenant is responsible using only the contractor for the per trade submitted by owner. Any other repairs in or to the building or the facilities and systems thereof for which Tenants is responsible shall be performed by Owner at the Tenant's expense. Owner shall maintain in good working order and repair the exterior and the structural portions of the building, including the structural portions of its demised premises, and the public portions of the building interior and the building plumbing, electrical, heating and ventilating systems (to the extent such systems presently exist) serving the demised premises. Tenant agrees to give prompt notice of any detective condition in the premises for which
Owner may be responsible hereunder. There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising form Owner or others making repairs, alterations, additions or improvements in or to any portion of the building or the demised premises or in and to the failure of Owner to comply with covenant of this or any other article of this be by way of an action for damages for breach of contract. The provisions of this Article 4 shall not apply in the case of fire or other casualty, which are dealt with in Article 9 hereof.

Window Cleaning:
5. Tenant will not clean nor require, permit, suffer or allow any window in the demised premises to be cleaned form the outside in violation of Section 202 of the Labor Law or any other applicable law or of the Rules of the Board of Standards and Appeals, or of any other Board or body having or asserting jurisdiction.

Requirements of Law, Fire Insurance, Floor Loads:
6. Prior to the commencement of the lease term if Tenant is then in possession and at all times thereafter, Tenant, at Tenant's sole cost and expense, shall promptly comply will all present and future laws, orders and regulations of all state, federal, municipal and local governments, departments, commissions and boards and any direction of any public officer pursuant to law, and all orders rules and regulations of the
New York Board of Fire Underwriters, Insurance Services Office, or any similar body which shall impose any violation, order or duty upon Owner or Tenant with respect to the demised premises, whether or not arising out of Tenant's use or manner of use thereof, (including Tenant's permitted use) or with respect to the building if arising out of Tenant's use or manner of use of the premises or the building (including the use permitted under the lease). Nothing herein shall require Tenant to make structural repairs or alterations unless Tenant has, by its manner of use of the demised premises or method of operation therein, violated any such laws, ordinances, orders, rules, regulations or requirements with respect thereto.
Tenant may, after securing Owner to Owner's satisfaction against all damages, interest, penalties and expenses including but not limited to, reasonable attorney's fees, by cash deposit or by surely bond in an amount and in a company satisfactory to Owner, contest and appeal any such laws, ordinances, orders, rules, regulations, or requirements provided same is done with all reasonable promptness and provided such appeal shall not be subject Owner to prosecution for a criminal offense or constitute a default under any lease or mortgage under which Owner may be obligated, or cause the demised premises or any part thereof to be condemned or vacated. Tenant shall nor do or permit any act or thing to be done in or to the demised premises which is contrary law, or which will invalidate or be in conflict with public liability, fire or other policies of insurance at any time carried by or for the benefit of Owner with respect to demised premises or the building of which the demised premises for a part, or which shall or might subject Owner to any liability or responsibility to any person or for property damage. Tenant shall knot keep anything in the demised premises except as not or hereafter permitted by the Fire Department, Board of Fire
Underwriters, Fire Insurance Rating Organization or other authority having jurisdiction, and then only in such manner which will increase the insurance rate for the building or any property located therein over that in effect prior to the commandment of Tenant's occupancy. Tenant shall pay all costs, expenses, fines, penalties, or damages which may be imposed upon Owner by reason of Tenant's failure to comply with the provisions of this article and if by reason of such failure to comply with provisions of this article and if by reason of such failure the fire insurance rate shall at the beginning of this lease or at any time thereafter, be higher than it otherwise would be, then Tenant shall reimburse Owner, as additional rent hereunder for that portion of all fire insurance premiums thereafter paid by owner which shall have been charged because of such failure by Tenant. In action or proceeding wherein Owner and Tenant are parties a schedule or "make-up" of rate for the building or demised premises issued by the New York Fire
Insurance Exchange, or other body making fire insurance rates applicable to said premises shall be conclusively evidence of the facts therein stated and of the several items and charges in the fire insurance's rates then applicable to said premises. Tenant shall not place a load upon any floor of the demised premises exceeding the floor load per square foot area which it was designed to carry and which is allowed by law Owner reserves the right to prescribe the weight and position of all safes business machines and mechanical equipment. Such installations shall be placed and maintained by Tenant, at
Tenant's expense, in setting sufficient in Owner's judgment, to absorb and prevent vibration, noise and annoyance.
Subordination:
7. This lease is subject and subordinate to all ground now or hereafter or underlying leases and to all mortgagees which may now or hereafter affect such leases or the real property of which demises premises are a part and to all renewals, modifications, consolidations, replacements and extensions of any such underlying leases and mortgages. This clause shall be self-operative and no further instrument of subordination shall be required by any ground or underlying lessor or by any mortgages, affecting any lease or the real property of which the demised premises are a part. In confirmation of such subordination, Tenant shall from time to time execute promptly any certificate that Owner may request.

Property Loss, Damage Reimbursement Indemnity:
8. Owner or its agent shall not be liable for nay damage to property of Tenant or of others damage to property of Tenant or of others entrusted to employees of the building, not for loss of or damage to any injury or damage to persons or property resulting from any cause of whatsoever nature, unless caused by or due to the negligence of Owner, its agents servants or employees. Owner or its agents will not be liable for any such damage caused by other tenants or persons in, upon or about said building or caused by operations in construction of any private, public or quasi public work. If any time any windows of the demised premises are temporarily closed, darkened or bricked up (or permanently closed, darkened or bricked up, if required by law) for any reason whatsoever including, but not limited to Owner's own acts,
Owner shall not be liable for any damage Tenant may sustain thereby and Tenants shall not be entitled to any compensation there for nor abatement or diminution of rent nor shall the same release Tenant from its obligations hereunder nor constitute an eviction. Tenant shall indemnify and save harmless Owner against and from all liabilities, obligations, damages penalties, claims, costs and expenses for which owner shall not be reimbursed by insurance, including reasonable attorneys fees, paid, subcontractors, employees, invitees, or licenses, of any covenant or condition of this lease or the carelessness, negligence or improper conduct of the Tenant. Tenant's agent contractor's employees invites or licenses of any sub-tenant. In case any action or proceeding is brought against Owner, will at Tenant's expense resist or defiant such action or proceeding by counsels approved by Owner in writing such approval not to be unreasonably withheld.

Destruction Fire and Other Casualty:
9. (a) If the demised premises or any part thereof shall be damaged be fire or other casualty. Tenant shall give immediate notice thereof to Owner and this lease shall continue in full force and effect except as hereinafter set forth. (b) If the demised premises are partially damaged or rendered partially unusable by fire or other casualty, the damages thereto shall be repaired by and at the expense of Owner and the rent and other items of additional rent, until such repair shall be substantially completed, shall be apportioned from the day following the causality according to the part of the premises which usable. (c) If the demised premises are totally damaged or rendered wholly unusable by fire or other casualty then the rent and other items of additional rent as hereinafter expressly provided shall be proportionately paid up to the time of the casualty and thenceforth shall cease until the date when the premises shall have been repaired and restored by Owner (or sooner reoccupied in part by Tenant then rent shall be apportioned as provided in subsection (b) above), subject to Owner's right to elect not to restore the same as hereinafter provided. (d)
If the demised premises are rendered wholly unusable or (whether or not the demised premised are damaged in whole or in part) if the building shall be so damaged that Owner shall decide to demolish it or to rebuild it then in any such events. Owner may elect to terminate this lease by written notice to Tenant given within 90 days after such fire a casualty or 30 days after adjustment of the insurance claim for such fire or casualty whichever specific a date for the expiration of the lease, which date shall not be more than 60 days after the giving of such notice, and upon the date specified in such notice the term of this lease shall expire as fully and completely as if such date were the date set forth above for the termination of this lease and Tenant shall forthwith quit, surrender and vacate the premises without prejudice however, to Landlord's rights and remedies against Tenant under the lease provision in effect prior to such termination and any rent owing shall be paid up to such date and any payment of rent made by Tenant which were on account of any period subsequent to such date shall be returned to Tenant. Unless Owner shall serve a termination notice as provided for herein, Owner shall make the repairs and restorations under the conditions of (b) and (c) hereof, with all reasonable expedition subject to delays due to adjustment of insurance claims, labor troubles and causes beyond Owner's control. After any such casualty Tenants shall cooperate with Owner's restoration by removing form the premises as promptly as reasonably possible, all of Tenant's salvageable inventory and moveable equipment, furniture and other property.
Tenant liability for rent shall resume five (5) days after written notice from Owner that the premises are substantially ready for Tenant's occupancy. (e) Nothing contained herein above shall relieve Tenant form liability that may exist as a result of damage from fire or other casualty. Notwithstanding the foregoing including Owner's obligation to restore under subparagraph (b) above, each party shall look first to any insurance in its favor making any claim against the other party for recovery for loss or damage resulting from fire or other casualty, and to the extent permitted by law, Owner and Tenant each hereby releases and waives all right of recovery with respect to subparagraphs (b), (d), and (e) above, against the other or any one claiming through rounder each of them by way of subrogation or otherwise. The release and waiver herein referred to shall be deemed to include any loss or damage to the demised premises and/or to any personal property, equipment, trade fixtures, goods and merchandise located therein. The foregoing release and waiver shall be in force only if both releaser insurance policies contain a clause providing that such a release or waiver shall invalidate the insurance. If and to the extent that such party benefitting from the waiver shall pay such premium within ten days after written demand or shall be deemed to have agreed that the party obtaining insurance coverage shall be free of any further obligation under the provisions hereof with respect of waiver of subrogation. Tenant acknowledges that Owner will not carry insurance or Tenant's furniture and/pr furnishing or any fixtures or equipment improvements, or removable by Tenant and agrees that Owner will not be obligate to repair any damage thereto or replace the same. Tenant hereby waives the provisions of Section 227 of the Real Property Law and agrees that the provisions of this article shall govern and control in lieu thereof.

Eminent Domain:
10. If the whole or any part of the demised premise shall be acquit or condemned by Eminent Domain for any public or quasi public use or purpose then and in that event the term of this lease shall cease and terminate form the date of title vesting in such proceeding and Tenant shall have no claim for the value of any unexpired term of said lease and assigns to Owner, Tenant's entire interest in any such award. Tenant shall have the right to make an independent claim to the condemning authority for the value of Tenant's moving expenses and personal property, trade fixtures and equipment provided Tenant is entitled pursuant to the terms of the lease to remove such property, trade fixture and equipment at the end of the term and proved further such claim does not reduce Owner's award.

Assignment Mortgage:
11. Tenant for itself, its heirs, distributors executors, administrators, legal representative successor and assigns expressly covenants that it shall not assign mortgage or encumber this agreement not underlet or suffer or pert the demised premises or nay part thereof to be used by others, without the prior written consent of Owner in each instance. Transfer of the majority of the stock of a corporate Tenant on the majority partnership interest of a partnership Tenant shall be deemed an assignment. If this lease be assigned or if the demise premise or any part thereof by underlet or occupied by anybody other than
Tenant Owner may, after default by Tenant, collect rent form assignee, under-tenant or occupant and apply the net amount collected to the rent herein reserve but not such assignment, underletting occupancy or collection shall be deemed a waiver of this covenant or the acceptance of the assignee, under-tenant or occupant as tenant or a release of Tenant from the further performance by Tenant of convenants on the part of Tenant herein contained. The consent by Owner to an assignment or underletting shall not in any wise be construed to relieve Tenant from obtaining the express consent in writing of Owner to any further assignment or underletting

Electric Current:
12. Rates and conditions in respect to submetering ore rent inclusion, as the case may be, to be added in RIDER attached hereto. Tenant covenants and agrees that at all time its use of electric current shall not exceed the capacity of existing feeders to the building or the risers or wiring installation and Tenant may not use any electrical equipment which, in Owner's opinion reasonable exercised will overload such installations or interfere with the use thereof by other tenants of the building. The change at any time of the character of electric service shall in no wise make Owner liable or responsible to Tenant, for any loss damages or expenses, which Tenant may sustain.

Access to Premises:
  13. Owner or Owner's agents shall have the right (but shall not be obligated) to enter the demised premises in any emergency at any time and at other reasonable times to examine the same and to make such repairs replacements and improvements as Owner may deem necessary and reasonably desirable to the demised premises or to any other portion of the building or which owner may deem necessary and reasonably desirable to the demised premises or to any other portion of the building or which Owner may elect to perform. Tenant shall permit Owner to use and maintain and replace pipes and conduits in and through the demised premises and to erect new pipes and conduits therein provided they are concealed within the walls, for floor, or ceiling. Owner may, during the progress of nay work in the demised premises take all necessary materials and equipment into said premises without the same constituting an eviction nor shall the Tenant be entitled to any abatement of rent while such work is in progress nor to any damages by reason of loss or interruption of business or otherwise. Throughout the term hereof
Owner shall have the right to enter the demised premises at reasonable hours for the purpose of showing the same to prospective purchasers or mortgagees of the building and during the last six months of the term for the purpose of showing the same to prospective tenants. If Tenant is not present to open and permit an entry into the demised premises. Owner or Owner's agents may enter the same whenever such entry may be necessary or permissible by master key or forcibly and provided reasonable care is exercised to safeguard Tenant's property, such entry shall not render Owner or its agents liable therefor or, nor in any event shall the obligations of Tenants hereunder be affected. If during the last month of the term tenant shall have removed all or substantially all of Tenant's property there from Owner may immediately enter, alter, or redecorated, renovate the demised premises without limitation or abatement of rent, or incurring liability to Tenants for any compensation and such act shall have no effect on this lease or Tenant's obligations hereunder.

Vault          14. No Vaults, vault space or area, weather or not enclosed or covered, not Vault Space within the property line of the building is leased hereunder, anything Area contained in or indicated on any sketch, blue print or plan, or anything contained elsewhere in this lease to the contrary notwithstanding. Owner makes no representation as to the location of the property line of the building. All vaults and vault space and all such areas not within the property line of the building, which Tenant may be permitted to use and/ or occupy, is to be used and/or occupied under a revocable license, and if any such license be revoked, or if the amount of such space or area be diminished or required by and federal, state or municipal authority or public utility,
Owner shall not be subject to any liability nor shall Tenant be entitled to any compensation or diminution or abatement of rent, nor shall such revocation, diminution or requisition be deemed constructive or actual eviction. Any tax, fee or charge of municipal authorities for such vault or area shall be paid by Tenant.

Occupancy   15. Tenant will not at any time use or occupy the demised premises in
violation of the certificate of occupancy issued for the building of which the demised premises are apart. Tenant has inspected the premises and accept them as is, subject to the riders annexed hereto with respect to Owner's work, if any. In any event Owners makes no representation as the condition of the premises and Tenant agrees to accept the same subject to violations, weather or not of record.


Bankruptcy 16. (a) Anything elsewhere in this lease to the contrary notwithstanding, this lease may can- called by Owner by the sending of a written notice to
Tenant within a reasonable time after the happening of any one or more of the following events: (1) the commencement of a case in bankruptcy or under the laws of any state naming Tenant as the debtor; or (2) the making of the tenant an assignment or any other
arrangement for the benefit of the creditors under any state statue. Neither Tenant nor any person claiming through or under Tenant, or by reason of any statue or order of court, shall therefore be entitled to possession of the premises demised but shall forthwith quit and surrender the premises. If this lease shall be assigned in accordance with its terms, the provisions of this Article 16. shall be applicable only to the party then owning
Tenant's interest in this lease.


(b) It is stipulated and agreed that in the event of the termination of this lease pursuant to
(a) hereof, Owner shall forthwith, notwithstanding any other provisions of this lease to the contrary, be entitled to recover from Tenant as and for liquidated damage an amount equal to the difference between the rent reserved hereunder for the unexpired portion of the term demised and the fair and reasonable rental value of the demised premises for the same period. In the computation of such damages the difference between any installment of rent becoming due hereunder after the date of termination and the fair and reasonable rental value of the demised premises for the period for which such installment was payable shall be discounted to the date of termination at the rate of four percent (4%) per annum. If such premises or any part thereof be re-let the Owner for the unexpired term of said lease, or any part thereof before presentation of proof of such liquidated damages to any court, commission or tribunal the amount of rent reserved upon such re-letting shall be deemed to be the fair an the reasonable rental value for the part or the whole of the premises so re-let during the term of the re-letting. Nothing herein contained shall limit or prejudice the right of the Owner to prove for and obtain as liquidated damages by reason of such termination an amount equal to the maximum allowed by the statue or rule of law in effect at the time when, and weather or not such amount be greater, equal to, or less that the amount of the difference referred to the above.


Default     17. (1) If Tenants defaults in fulfilling any of the covenants of this lease
other then covenants for the payment of rent or additional rent, or if the demises premises become vacant or deserted: or if any execution or attachment shall be issued against Tenant or any of Tenant's property whereupon the demised premises shall be taken or occupied by someone other than Tenants: or if this lease be rejected under
$235 of Title 11 of the US Code: (bankruptcy code) or if Tenants shall fail to move into or take possession of the premises within thirty (30) days after the commencement of terms of this lease, then, in anyone or more of such events, upon Owner serving a written fifteen(15) days notice upon, Tenant specifying the nature of said default and upon the expiration of said fifteen (15) days, if Tenant shall have failed to comply with or remedy such default, or if the said default or omission complained of shall be of nature that the
same cannot be completed cured or remedied within said fifteen (15) day period, and if
Tenant shall not have diligently commenced curing such default within such fifteen (15) day period, and shall not therefore with reasonable diligence and in good faith, proceed to remedy or cure such default, then Owner may serve a written five (5) days' notice of cancellation of this lease upon Tenant, and upon the expiration of five(5) days' this lease and the term thereunder shall end and expire as fully and completely as if the expiration of such five (5) day period were the day herein definitely fixed for the end and expiration of this lease and the term thereof and Tenant shall then quit and surrender the demised premises to Owner but Tenant shall remain liable as hereinafter provided.




(2) If the notice provided for in (1) hereof shall have been given, and the item shall expire as a foresaid: or if Tenant shall make default in the payment of the rent reserved herein or any item additional rent herein mentioned or any part of either or in make in other payment herein required: then and in any of such events Owner may without notice, re- enter the demised premised either by force or otherwise, and dispossess Tenant by summary proceedings or otherwise, and the legal representation of Tenants or other occupant of demised premises and remove their effects and hold the premises as if this lease had not been made, and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end. If Tenant shall make default hereunder prior to the date fixed to commencement of any renewal of extension of this lease, Owner may cancel and terminate such renewal or extension agreement by written notice.

Remedies of 18. in case of any such default, re-try, expiration and /or dispossess
Owner and    by summary proceedings or other wise, (a) the rent shall become
Waiver of   due thereupon and be paid up to the time of such re-entry,
Redemption: dispossesses and/ or expiration, (b) Owner may re-let the premises or otherwise, for a any part or parts thereof, either in the name of Owners or otherwise, for a term or terms, which may at Owners option be less than or exceed the period which would otherwise have constituted the balance of the term of this lease and may grant concessions or free rent or charge a higher rental than that in this
lease, and/or   Tenant or the legal representatives of Tenant shall also pay
Owner as Liquidated damages for the failure of Tenant to observe and perform said Tenant's covenants herein contained any deficiency between the rent hereby reserved and /or covenanted to be paid and the net amount, if any, of the rents collected on account of the lease or lease of the demised premises for each month of the period which would otherwise have constituted the balance of the term of this lease. The failure of Owner to re-let the premises or any part or parts thereof shall not release or affect Tenant's liability for damages, In computing such liquidated damages there shall be added to the said deficiency such expenses as Owner may incur in connection with re-letting, such as legal expenses, reasonable attorneys' fees, brokerage, advertising and for keeping the demised premises in good order or for preparing the same for the re-letting. Any such liquidated damages shall be paid in monthly installments by Tenants on the rent day specified in this lease and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Owner to collect the deficiency for any subsequent month by similar proceeding. Owner in putting the demised premises in good order or preparing the same for re-rental may, at Owners option, make such alterations, repairs, replacements, and/or decoration in the demised premises as Owner in Owner's sole judgment, considers advisable and necessary for the purpose of re-letting the demised premises and the making of such alterations, repairs, replacement and/or decorations shall not operate or be construed to release Tenants from liability hereunder as aforesaid.
Owner shall in no event liable in any way whatsoever for failure to re-let the demised premises, or in the event that the demised premises are re-let, for failure to collected the rent therefore under such re-letting, and in no event shall Tenant be entitled to receive any excess if any, of such net rents collects over the sums payable by Tenant to Owner here under. In the event of a branch or threatened breach by Tenant of any of the covenant provisions or hereof, Owner shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for, Mention in this lease of any particular remedy, shall not preclude Owner from any other remedy, in law or in equity. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted o dispossessed for any cause, or In the event of Owner obtaining possession of demised premises, by reason of the violation by Tenant of any of the covenants and conditions of this lease, or otherwise.

Fees and.        19. If tenants shall default in the observance of performance of any
Expenses        term or covenant on Tenant's part to be observed or performed under or by virtue of any of the terms or provisions in any article of this lease, after notice if required and upon expiration of any applicable grace period if any, (except in an emergency) then, unless otherwise provided elsewhere in this lease,
Owner may immediately or at any time thereafter and without notice perform the obligation of Tenant thereunder, if Owner, in connection with foregoing or in connection with any default by Tenant in the covenant to pay rent hereunder, makes any expenditures or incurs any obligations for the payment of money, including but not limited reasonable attorneys fees, in instituting, prosecuting or defending any action or proceeding, and prevails in any such action or proceeding then Tenants will reimburse
Owner for such sums so paid or obligations incurred with interest and costs.
 The foregoing expenses incurred by reason of Tenant's default shall be deemed to be additional rent hereunder and shall be paid Tenant to Owners within ten (10) days rendition of any bill or statement to Tenant therefor. If Tenants lease term shall have expired at the time of making of such expenditures or incurring of such obligations, such sums shall be recoverable by Owner, as damages.

Building    20. Owner shall have the right at any time without the same constituting
Alteration an eviction and without the incurring liability to Tenant therefor to change
and            the arrangement and/or location of public entrances, passageways, doors
Management doorways, corridors, elevators stairs, toilets or public parts of the building and to change the name, number or designation by which the building may be known.
There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner or other Tenants making any repairs in the building or any such alterations, additions, and improvements. Further more, Tenants shall not have any claim against
Owner by reason of Owner's imposition of such control of the manner of access to the building by Tenants social or business visitors as the Owner may deem necessary for the security of the building and its occupants.

No Repre-   21. Neither Owner nor Owners agents have made any representations sanitations promises with respect to the physical conditions of the building, the land
by Owner    upon which it is erected or the demised premises, the rents lease, expenses
of operation or any other matter or thing affecting or related to the premised expected as here expressly set forth and no rights, casements or licenses are aquited by Tenant by implications or otherwise except as expressly set forth in the provision of this lease.
Tenants has inspected the building and the demised premises and is thoroughly acquaited with their condition and agrees to take the same "as is" and acknowledges that the taking of possession of the premises by Tenants shall be conclusive evidence that the said premises and the building of which the same from a part were good and satisfactory condition at the time such possession was so taken, except s to Tenant defects. All understanding and agreements heretofore made between the parties hereto are merged in this contract, which alone fully and completely expresses the agreement between owner and Tenant and any executory agreement hereafter made shall in ineffective to change, modify, discharge or effect an abandonment of it in whole or in part, unless such executory agreement in writing and signed by the party against whom enforcement of the charge, modification, discharge or abandonment is sought.

End of      22. Upon the expiration or other termination of the term of this lease
Term           Tenant shall quit and surrender to Owner the demised premises, broom
clean, in good order and condition, ordinary wear and damages which Tenant is not required to repair as provided elsewhere in this lease expected, and Tenant shall remove all its property, Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of this lease. If the last day of this lease or any renewal thereof, fall on Sunday this ease shall expire at noon on the proceeding Saturday unless it be a legal holiday in which case it shall expire at noon on the proceeding business day.

Quiet          23. Owners covenants and agrees with Tenants that upon Tenant paying
Enjoyment: rent and additional rent and observing and performing all the terms, covenants and conditions on Tenant's part to be observed and performed, Tenants may peaceably and quietly enjoy the premises hereby demised, subject, nevertheless to the terms and conditions of this lease including, but not limited to Article
31 hereof and to the ground lease, underlying lease and mortgages hereinbefore mentioned.

Failure     24. if Owners is unable to give possession of the demised premises on the
to Give     date of the commencement of term hereof, because of the holding-over
or
Possession retention of possession of any tenant, undertenant or occupants or if the demised premises are located in the building being constructed, because such building has not been sufficiently completed to make the premises ready for occupancy or because of the fact that a certificate of occupancy has not been procured or for any other reason, Owners shall not be subject to any liability for failure to give possession on said date and the validity of the lease shall not be impaired under such circumstances, not shall the same be construed in any wise to extend the term of this lease, but the rent payable hereunder shall be abated (provided Tenant is not responsible for Owner's inability to obtain possession or complete construction) until after Owner shall have given Tenant written notice that the Owner is able to deliver possession in condition required by this lease. If permission is given to Tenant to enter into the possession of the demised premises or occupy premises other than the demised premises prior to the date specified as the commencement of the term of this lease, Tenant covenants and agrees that such possession and/or occupancy shall be deemed to be under all terms, covenants, conditions and provisions of this lease except the obligation to pay the fixed annual rent set forth in the preamble to this lease. The provision of this article are intended to constitute "an express provision to the contrary" within the meaning of
Section 223-a of the New York Real Property law.


No Waivers 25. The failure of Owner to seek redress for violation of, or to insist upon the strict performance of any covenant or condition of this lease or of any of the Rules or Regulation, set forth or hereafter adopted by Owner, shall not prevent a subsequent act which would have originally constituted a violation from having all the force and effect of an original violation. The receipt by Owner of rent and/or additional rent with knowledge of the breach of any covenant of this lease shall not be deemed waiver of such breach and no provision of this lease shall be deemed to have been waived by Owner unless such waiver be in writing signed by Owner. No payment by Tenant or receipt by Owner of a lesser amount that the monthly rent herein
Stipulated shall be deemed to be other that on account of the earlier stipulated rent, nor shall any endorsement or statement of any check or any letter accompanying any check or payment as rent deemed an accord and satisfaction, and Owner may accept such check or payment without prejudice to Owner's right to recover the balance of such rent or pursue any other remedy in this lease provided. No act or thing done by Owner or Owners agents during this term hereby demised shall be deemed an acceptance of surrender of said premises and no agreement to accept such surrender shall be valid unless in writing signed by Owner. No employee of Owner or Owner's agent shall have any power to accept the keys of said premises prior to the termination of the lease and the delivery of keys to any such agent or employee shall nor operate as a termination of the lease or a surrender of the premises.


Waiver of   26. It is mutually agreed by and between Owners and Tenants that
Trail by Jury: the respective parties hereto shall and they hereby do waiver trial by jury in any action proceeding or counterclaim brought by either of the parties hereto against the other (except for personal injury or property damage) on any matter whatsoever arising out of or way connected with this lease, the relationship of
Owner and Tenant, Tenant's use of or occupancy of said premises, and any emergency statutory or any other statutory remedy. It is further mutually agreed that in the event
Owner commences any proceeding or action for possession including a summary proceeding for possession of the premises. Tenant will not interpose any counterclaim of whatever Nature or description in any such proceeding including a counterclaim under
Article 4 except for statutory mandatory counterclaims.


Inability to   27. This Lease and the obligation of Tenant to pay rent hereunder
and
Perform     perform all of the other covenant and agreement hereunder on part of
Tenant to be performed in no wise be affected, impaired or excused because Owner is unable to fulfill any of its obligations under this lease or to supply or is delayed in supplying any service expressly or impliedly to be supplies or is unable to make, or is delayed in making any repair, additions alteration or decorations or is unable to supply or delayed in supplying any equipment, fixture or other material if Owner is prevented or delayed from so doing reason of strike or labor trouble or any cause whatsoever including, but not limited to government preemption or restrictions or by reason of any rule, order of regulation of any department or subdivision thereof any government agency or by reason of the conditions which have been or are affected, either directly or indirectly, by war or other emergency.


Bill and    28. Expect as otherwise in this lease provided a bill, statement, notice or
Notice      communication which Owners may desire or to required to give to
Tenant,
shall be deemed sufficiently given or rendered if, in writing delivered to Tenant personally or sent by registered or certified mail address to Tenant at the building of which the demised premises from a part or at the last known residence address or business address Tenant or left at any of the aforeside premises addressed to Tenant, and the time of the rendition of such bill or statement and of the giving of such notice or communication shall be deemed to be time when the same is delivered to Tenants, mailed, or left at the premises as herein provided. Any notice by Tenant to Owner must be served by registration or certified mail addressed mail to Owner at the first hereinabove given or such other address, as Owner shall designate by written notice.


Services    29. As long as Tenant is not in default under any of the covenants of this
Provided by lease beyond the applicable grace period provided in this lease for the
Owner       curing of such default, Owner shall provide:       (a) necessary
elevator
facilities on business days from 8 am to 6 pm and have one elevator subject to call at all other times (b) heat to the demised premises when and as required by
law, on business days from 8 am to 6 pm;   water for ordinary lavatory purposes,
but if
Tenant uses or consumes water of any other purposes or in unusual quantities (of which fact Owner shall be the sole judge). Owner may install a water meter at Tenant is expense which Tenant shall therefore maintain at Tenant's expense in good working order and repair register such water consumption and Tenant shall pay or water consumed as shown on said meter as additional rent as and when bills rendered. (d) cleaning service for the demised premises on business days at Owner's expense provided that the same are kept in order by Tenant. If however, said premises are to be kept clean by Tenant, it shall be done at Tenant sole expense, in a manner reasonable satisfactory to Owner and no one other than persons approved by Owner shall be permitted to enter said premises or the building of which they are a part for such purpose. Tenant shall pay Owner the cost of removal of any of Tenant's refuse and rubbish from the building: (e) if the demised premises are service by Owner's air-conditioning/cooling and ventilation system, air-conditioning/cooling will be furnished to
Tenants from May 15th through September 30th on business days (Mondays through Fridays, holidays excepted) from 8:00 am to 6:00 pm and ventilation will be furnished on business days during the aforesaid hours except when air conditioning/cooling is being furnished as aforesaid. If Tenant requires air conditioning/cooling or ventilation for more extended hours or Saturdays, Sundays or on holidays, as defined under Owner's contract with Operating Engineers Local 94-94A. Owner will furnish the same at Tenant expenses.

Rider added to be added in respect to rates and conditions for such additional service: (f) Owner reserves the right to stop services of heating, elevators, pluming, air conditioning, electric, power systems or cleaning of other services, if any, when necessary by reason of accident or for repairs, alterations, replacement or improvements necessary or desirable in the judgment of Owner for as long as may be reasonably required by reason thereof, If the building of which the demised premises are a part supplies manually operated elevator service, Owner at any time may substitute automatic control elevator service and proceed diligently with alteration necessary therefor without in any wise affecting this lease or the obligation of Tenant hereunder.


Captions;   30. The Captions are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this lease not the intent of any provisions thereof.


Definitions:   31.The term "office" or 'offices" wherever used in this lease, shall
be a construed to mean premises used as a store or stores
  for the sale or display, at any time of good, wares or merchandises, of any kind, or as a restaurant, shop, booth, bootblack, or other stand, barber shop, or for other similar purposes or for manufacturing. The term "Owner" means a landlord or lesser, and as used in this lease means only the owner, the mortgage in possession, for the time being of the land and building (or the owner of a lease of the building or of the land and building) of which the demises premises from a part, so that in the event of any sale or sales of said land and building or of said lease, or in the event of a lease of said building, or of the land and building, the said Owner shall be and hereby entirely freed and retrieved of all covenants and obligations of Owner hereunder, and it shall be deemed and constructed without further agreement between the parties or their successors in interest, or between the parties and the purchaser, at any such sale, or the said lessee of the building, or of the land and building, that the purchaser or the lessee of the building has assumed and agreed to carry out any and all covenants and obligation of
Owner, hereunder. The words "re-enter" and "re-entry " as used in this lease are not restricted to their technical legal meaning.


The term " business days" as used in this lease shall exclude Saturday, Sunday and all days as observed by the State or Federal Government as legal holidays and those designated as holidays by the applicable Building service union employees service contract or by the applicable Operating Engineers contact with respect to HVAC service.
Whatever it is expressly provided in this lease that consent shall not be unreasonable withheld, such consent shall not be unreasonable delayed.


Adjacent:   32. If an excavation shall be made upon land adjacent the
Excavation  demised premises, on     or shall be authorized to be made. Tenant
Shortage    shall afford to the person Shortage causing or authorized to cause such excavation; license to enter upon the demised premises for the purpose of doing such work as said person shall deemed necessary preserve the wall of the building of which demised premises from a part from injury or damage and to support the same by proper foundation without any claim for damages or indemnity against Owner, or diminution or abatement of rent.


Rules and   33. Tenant and Tenants servants, employees agents, visitors,
Regulation and licenses shall observed faithfully, and comply strictly with, the
Rules an Regulations and such other further reasonable Rule and regulations as Owner and Owners agents may from time to time adopt. Notice of any additional rules or registration shall be given in such manner as Owner may elect. In case Tenants disputes the reasonableness of any additional rule or Regulation hereafter made or adopted by
Owner or Owner's agents, the parties hereafter agree to submit the question of the
Reasonableness of such Rules or Regulations for decision to the New York office of the
American Arbitration Association, whose determination shall be final and conclusive, upon the parties hereto. The right to dispute the reasonableness of any additional Rules or
Regulation upon Tenant's part shall be deemed waived unless the same shall be asserted by service of a notice, in writing upon Owner with fifteen (15) days after the giving of notice thereof. Nothing.


RIDER OF THE LEASE DATED THE 8th DAY OF JULY OF  1999, BETWEEN
A.M. PROPERTY HOLDING CORPORATION AS AN AGENT FOR 65
BROADWAY CO., LLC AS LANDLORD AND BOOKDIG I ITAL.COM INC.,
AS TENANT.

1. NO CONFLICT: Wherever the terms, Covenants and conditions contained in the printed portion of this Lease shall be in conflict with any of the terms, covenants and conditions of this
Rider, the additional clauses shall prevail.

2. DEFINITIONS AND CAPTIONS: As used in this Lease, each number (singular and plural) shall include all numbers and each gender shall include all genders. The captions headings,
and marginal notes throughout this Lease are for convenience of reference only and the words contained therein shall in no way be held or deemed to define, limit, explain, modify, amplify, or add to the interpretation, construction, or meaning of an), provision of, or the scope or intent of, this Lease, nor in any way affect this Lease. Except as otherwise expressly stated, each payment provided to be made by the Tenant shall be in addition to, and not in substitution for, all other payments to be made by the Tenant to Landlord. The term"PERSON" used herein means person, firm, association, or corporation, as the case may be.

3. GOVERNING LAW AND SEVERABILITY: The laws of the State of New York shall govern the validity, performance, and enforcement of this Lease. The invalidity or unenforceability of any provision of this Lease shall not affect or impair any other provision. It any provision of this Lease is capable to two constructions, one of which would render the provision invalid and the other of which would make the provision valid, then the provisions shall have the other meaning which renders it valid.

4. ELECTRIC: If electric current is supplied by Landlord, Tenant covenants and agrees to purchase the same from the Landlord or Landlord's designated agent at charge terms and rates equal to Landlord's ACTUAL cost for electric consumed by Tenant, plus 12%. Said charges may be revised by Landlord in order to maintain the return to Landlord produced under the foregoing in the event that the Public Service Commission approves changes in the service classifications, terms, rates or charges for such public utility during the term hereof.
Where more than one meter measures the service of the Tenant in the building, the services rendered through such meter may be computed and billed separately in accordance with the rate herein. Bills therefore shall be rendered at such times as Landlord may elect. Landlord and its agents shall not in any way be liable or responsible to Tenant for any loss, damage or expense which Tenant may sustain or incur if either the quantity or character of electric services is changed or is no longer available or suitable for Tenant's requirements. Any riser or risers to supply Tenant's electrical requirements, upon written request of Tenant, will be installed by Landlord, at the sole cost and expense of Tenant, if in Landlord's sole judgment, the same are necessary and will not cause permanent damage or injury to the building or demised premises or cause or create a dangerous injury to the building or demised premises or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations, repairs or expense or interfere without disturb other tenants or occupants. In addition to installation of such riser or risers, Landlord will also at Tenant's sole expense, install all other equipment proper and necessary in connection therewith subject to the aforesaid terms and conditions. Tenant covenants and agrees that at all times its use of electric current shall never exceed the capacity of existing feeders to the building or the risers or wiring installations. It is further covenanted and agreed by the Tenant to pay Landlord within FIVE (5) days after rendition of any bill or statement to the Tenant therefore, even it said bill is rendered on advance of said installations. If any tax is imposed upon the Landlord's receipts from the sale or resale of electrical energy or gas or telephone service to Tenant by any Federal, State or Municipal Authority, Tenant covenants and agrees that, where permitted by law, Tenant's pro-rata share of such taxes shall be passed on to and included in the bill of, and paid by Tenant to Landlord. Landlord's failure during the term of this Lease to prepare and deliver any such statements or bills under this Paragraph, or any provisions of this Lease, shall not in any way be deemed a waiver of or cause Landlord to forfeit or surrender its rights to bill Tenant or collect same, including, but not limited to, the Fixed Annual Rent or any amount of Additional Rent, as the case may be, which may have become due pursuant to this
Lease. Tenant's liability for any amounts due under this Paragraph shall survive the expiration or sooner termination of this Lease. If either the quantity or character of the electrical service is changed by the utility company supplying electrical service to the Building or is no longer available or suitable for Tenant's requirement, no such change, unavailability or unsuitability shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement of diminution of the fixed annual rent or additional rent, or relieve Tenant from any of its obligations under this Lease or impose any liability upon Landlord, or its agents, by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant's business or otherwise. The foregoing arrangement shall also apply to the cost for electric consumed by Tenant to operate its air condition unit(s).


5. REAL ESTATE TAX ESCALATION:

a. Tenant shall pay, as additional rent, .53% of any and all increases in real estate taxes covering the land and the building of which the demised premises form a part. Said increases shall be the difference between the amount charged during any Tax Year and the amount charged during the Base Tax year.

b. Tax year shall mean each period of twelve (12) months commencing on the first day of July in which occurs any part of the term of this Lease or any such other period of (12) twelve months occurring during the term of this Lease as hereafter may be adopted as the
fiscal year for real estate tax purposes of the City of New York or any other governmental authority.

c. Base Tax year shall mean the Tax Year 1999-00.

d. Tenant shall pay, as additional rent, .53% of any costs and expenses including, without limitation, reasonable counsel fees incurred by Landlord which result in a reduction of the assessed value of the land and the building as proposed by the City of New York or any other governmental authority for any Tax Year after the Base Tax Year to the extent same do not exceed the amount of any refund obtained as a result of such reduced valuation.
Moreover, in the event Landlord obtains a refund under this Article, Landlord shall pay a portion of such refund to Tenant in the same proportion as the original tax was paid by Tenant to Landlord, less the cost of obtaining such refund, including Landlord's legal fees, if said cost was not paid by Tenant heretofore, but nothing herein contained shall be construed to give
Tenant the right to seek a reduction in tax nor the Landlord an obligation to do so.

e. Payment of additional rent pursuant to this Article shall be made within five (5) days of written demand by Landlord to Tenant.

f. The term "real estate taxes" shall mean all taxes assessed or imposed at any time by the City of New York or by any other governmental authority upon or against the land and/or building of which the demised premises form a part, and also any tax or assessment levied, assessed or imposed at any time by any governmental authority in connection with the receipt of income rents from said land and/or building. If due to a future change in the method of taxation, or in the taxing authority, a franchise, license, income, transit, profit or other tax, fee, or governmental imposition, however designated, shall be, levied, assessed or imposed against Landlord in substitution, in whole or in part, for the real estate taxes, or in lieu of, additional real estate taxes, then such franchise, license, income, transit, profit, or other tax, fee or governmental imposition shall be deemed to be included within the definition of "real estate taxes" for the purposes hereof.


g. any delay or failure of Landlord in billing any amount payable under this Article shall not constitute a waiver or in any way impair the continuing obligation of Tenant to make payments hereunder.

6. INSURANCE: Tenant, at its sole cost and expense, shall maintain at all times during the term of this Lease and at all times when Tenant is in possession of the demised premises, a commercial policy of general liability insurance in which Landlord, Landlord's managing agent and Tenant are the named insureds for any and all claims arising during the term of this Lease for damages or injuries to inventory, fixtures, goods, wares, merchandise and property and/or for any personal injury or loss of life, in, upon, or about the demised premises, protecting
Landlord, Landlord's managing agent, any Superior Lessor, any mortgagees designated by
Landlord, and Tenant against any liability whatsoever occasioned by accidents on or about the demised premises or any appurtenances thereto. Such policy is to be written by a good and solvent insurance company, satisfactory to Landlord, in the amount of TWO MILLION
DOLLARS ($2,000,000.00) per occurrence (combined single limit), FOUR MILLION DOLLARS ($4,000,000.00) in aggregate. Tenant agrees to deliver to Landlord a certificate of endorsement of the aforesaid insurance policy and upon Tenant's failure to provide and keep in force the aforementioned insurance, it shall be regarded as a material default, entitling
Landlord to exercise any and all remedies provided by this Lease.

a. Tenant shall deliver to Landlord such policies or certificates of such policies prior to the commencement of the term of this Lease. Tenant shall deliver to Landlord and any additional named insureds all renewal policies or certificates at least thirty
(30) days prior to
written notice of such cancellation or modification, including, without limitation, any such cancellation resulting from non-payment of premiums. Landlord shall have the right at any time to reasonably require Tenant to increase the amount of insurance maintained by Tenant under this Article, so that the amount thereof, as reasonably determined by Landlord, adequately protects the interests of Landlord.

b. Tenant shall obtain, at its own cost and expense, naming both Landlord, Landlord's managing agent, and Tenant as named insureds, theft and fire insurance for all personal property which may be affixed to the realty now located in the leased premises and including any future installations.

c. Notwithstanding anything herein to the contrary, nothing herein shall prevent
Landlord from recovering in the event of fire or loss under Landlord's fire or other insurance coverage for all betterments and improvements by Tenant so affixed to the demised premises as to be considered part of the realty under the law.

d. Tenant hereby releases Landlord, Landlord's partners or principals, disclosed or undisclosed, and its agents. and their respective employees in respect to any claim occurring during the term of this Lease and normally covered under a property, theft or fire insurance policy with extended coverage endorsement in the form normally used in respect to similar property in New York County.
This waiver shall include any claim, including a claim for negligence, which Tenant might otherwise have against Landlord, Landlord's partners or principals, disclosed or undisclosed, and its agents and their employees for loss, damage or destruction with respect to Tenant's property by fire or other casualty (including rental value or business interest).

e. As required by Landlord, Tenant shall be required to use its insurance proceeds towards replacing and restoring all betterments and improvement in the demised premises.

f. Tenant acknowledges that Landlord will not carry insurance on Tenant's furniture and/or furnishings or any fixtures or equipment, improvements of appurtenances removable by Tenant and agrees that Landlord will not be obligated to repair any damage thereto or replace the same, except as provided by the relevant portions of the New York General
Obligations Law

7. CLEANING, RUBBISH, REMOVAL AND ODORS

a. Landlord shall provide to Tenant free of charge daily garbage collection and weekly cleaning and vacuuming of the demised premises, provided however, that in the event that
Landlord is temporarily unable to provide said service during the Lease term, said inability shall not constitute a ground for Tenant to withhold payment of all rent and additional rents due to Landlord under the terms of this Lease.

b. Tenant shall, in a manner satisfactory to Landlord, cause the demised premises thereof to be neat and orderly. Tenant shall not permit any unusual or noxious odors to emanate from the demised premises. Tenant will, within ten (10) days after written notice from
Landlord setting forth the specific condition complained of by Landlord, install at its own cost and expense, reasonable control devices or procedures to eliminate such odors, if any. In the event such condition is not remedied within said ten-day period, Landlord may, at its discretion, either (a) cure such condition and thereafter add the cost and expense incurred by
Landlord therefore to the next monthly rental to become due and Tenant shall pay said amount as additional rent; or (b) treat such failure on Tenant's part to eliminate such noxious odors as a material default hereunder entitling Landlord to exercise any of its remedies under the terms of this Lease. Landlord shall have the right to enter the demised premises upon reasonable, notice to inspect same and ascertain whether they are clean and free of odors.

c. Tenant covenants that it will hold Landlord harmless against all claims, damages or causes of action for damages arising after the commencement of the term of this Lease and will indemnify Landlord for all such suits, orders or decrees and judgments entered thereon brought on account of any such permeating from the demised premises of unusual or objectionable odors or otherwise, and Tenant shall further covenant to pay Landlord's reasonable attorney's fees and expenses made necessary in connection with any claim or suit as aforesaid. If Landlord requires Tenant to install reasonable control devices or procedures to eliminate such odors, the material, size and location of such installations shall not commence until plans and specification therefore have been submitted to and approved by Landlord.

8. SORTING AND SEPARATION OF REFUSE AND TRASH: Tenant covenants and agrees, at its sole cost and expense, to comply with all present and future laws, orders and regulations of all state, federal, municipal and local governments, departments, commissions and boards regarding the collection, sorting, separation and recycling of all waste products, garbage, refuse and trash, and otherwise. Tenant shall pay all costs, expenses, lines, penalties or damages which may be imposed on Landlord or Tenant by reason of Tenant's failure to comply with the provisions of this Article, and, at Tenant's sole cost and expense, shall indemnity defend and hold Landlord harmless (including legal fees and expenses from and against any actions, claims and suits arising from such noncompliance, utilizing counsel satisfactory to Landlord.

9. EXCULPATION: Tenant shall only look to Landlord's estate and property in the Building for the satisfaction of Tenant's remedies for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord or its agents in the event of any default or breach by Landlord hereunder, and to no other property or assets of Landlord or its agents, partners, or principals, disclosed or undisclosed, for lien, levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this lease, the relationship of Landlord and Tenant hereunder or tenant's use or occupancy of the demised promises; and if Tenant hereunder shall acquire a lien on such property or other assets by judgment or otherwise, Tenant shall promptly release such lien by executing and delivering to
Landlord an instrument to that effect prepared by Landlord.

10. INDEMNIFICATION: Tenant agrees to indemnify and save Landlord harmless against and from any and all claims by or on behalf of any person or persons, firm or firms corporation or occurrence whatsoever done by or on behalf of Tenant or Tenant's agents, contractors, servants, employees, invitees, or licensees, in or about the demised premises, and will further indemnify and save Landlord. harmless against and from any and all claims arising from any breach or default on the part of Tenant in the performance of any covenants or agreements on the part of Tenant to be performed, pursuant to the terms of the Lease, or arising from any act or negligence to Tenant, or any of its agents, contractors, servants, employees, invitees, or licensees, and from and against all costs, reasonable counsel fees, expenses and liabilities incurred in or about any such claim or action or proceeding brought thereon; and in any action or proceeding that be brought against
Landlord by reason of any such claim, Tenant, upon notice from Landlord , covenants to defend, at
Tenant's expense, such action or proceeding by counsel reasonably satisfactory to Landlord whose consent shall not be unreasonably withheld.

11. TENANT'S REPRESENTATION:

a. Tenant covenants that it will not do or suffer to be done in or upon said premises any act or thing which shall damage the Landlord or its tenants, and covenants that no business shall be carried on, nor any act or acts suffered or permitted to be done on said premises that
in any manner conflicts with, or is contrary to, any law.

b. Tenant agrees that the value of the demised premises and the reputation of Landlord will be seriously injured if the premises are used for any obscene or pornographic purposes or any sort of commercial sex establishment. Tenant agrees that Tenant will not bring or permit any obscene material on the premises, and shall not permit or conduct any obscene, nude, or semi-nude live performances on the premises, nor permit use of the premises for nude modeling, rap sessions, or as a so-called rubber-goods shop, or as a sex club of any sort, or as a "massage parlor." Tenant agrees further that Tenant will not permit any of these uses by any sub lessee or assignee of the promises. Tenant agrees that it at any time Tenant violates any of the provisions of this Article, such violation shall be deemed a breach of a substantial obligation of the ease.

c. Tenant warrants, represents and agrees that it has no claims or causes of action against Landlord, Landlord's principals or agents for any reason whatsoever. Moreover, in further consideration for this Lease herein, Tenant and its principals hereby release Landlord,
Landlord's principals and agents from any and all claims and/or causes of action, it any, that
Tenants may have against them, from the beginning of time until the date of the signing of this
Lease.

12. WAIVER OF COUNTERCLAIMS: Tenant hereby waives its right and agrees not to interpose any counterclaim or set off, of whatever nature or description, in any actions or proceedings which may be commenced by Landlord against Tenant to recover rent, additional rent, other charges, or for damages or in connection with any matters or claims whatsoever arising out of or in any way connected with this Lease, or any renewal, extension, holdover, or modification thereof, the relationship of Landlord and Tenant, or Tenant's use or occupancy of said promises. This clause, as well as the "waiver of jury trial" provision of this Lease shall survive the expiration, early termination, or cancellation of this Lease or the term thereof.
Nothing herein contained, however, shall be construed

-7-
as a waiver of Tenant's right to commence a separate action on a bona fide claim against
Landlord.

13. BUILDING DIRECTORY AND SIGNAGE:

Tenant shall be provided one listing on the Directory in the lobby of the building. The costs of changing any such listings during the duration of this lease are to be borne by the tenant.
Tenant shall be provided one listing on the floor Directory. Tenant shall be provided a sign publishing it's occupancy uniform to and similar in nature and size to those signs used throughout this building, on it's entrance door or in proximity to it's doorway.

14. TENANT'S CERTIFICATE: Tenant shall, without charge, at any time and from time to time, within ten (10) days after request by Landlord, certify by written instrument to be prepared by Landlord, duly executed, acknowledged and delivered to any mortgagee, assignee, or any mortgagor or purchase, or any proposed mortgagee, assignee of any mortgagor or purchaser, or any other person, firm or corporation specified by
Landlord: a. that
this Lease is unmodified and in full force and effect (or, if there has been modification, that the same is in full force and affect as modified and stating the modification); b. Whether or not to
Tenant's knowledge there are any existing claims against Landlord or any defenses, which would prohibit or prevent Landlord from enforcing the provisions of this Lease; and c. the dates, if any, to which the rental and other charges hereunder have been paid in advance.

15. ASSIGNMENT AND SUBLETTING:

a. In the event that Tenant desires to assign this Lease or to sublet all or any part of the demised premises, Tenant shall, before proceeding to attempt to so assign or sublet, notify
Landlord in writing, served with proof of delivery, of its desire and so offer to vacate the space which it desires to sublease (whether all or part of the demised premises) or the entire demised premises (in the case of an assignment) and to surrender the same to Landlord. In the event that Landlord does not, in writing served with proof of delivery, accept the foregoing offer of Tenant within 45 days after said writing is delivered to Landlord, Tenant may proceed to attempt to assign or sublet the demised premises in accordance with the provisions that follow hereinafter.

b. Tenant, for itself, its heirs, distributees executors, administrators, legal representatives, successors and assigns, expressly covenants that it shall not assign, or mortgage or otherwise encumber, all or any part of its interest in this Lease, sublet the demised premises, in whole, or suffer or permit the demised premises or any part thereof to be used by other, without the prior written consent of Landlord in each instance. if Tenant shall desire to assign its interest in this Lease or to sublet aII of the Demised Premises, Tenant shall submit to Landlord a written request for Landlord's consent to such assignment or subletting which shall be accompanied by the following information: (i) the name and address of the proposed assignee or subtenant; (ii) if Tenant desires to sublet a portion of the demised premises, a description of the portion to be sublet together with a floor plan thereof,
(iii) the terms and
conditions of the proposed assignment or subletting; Bolivia the nature and character of the business of the proposed assignee or subtenant and its proposed use of the Demised
Premises and (v) the current financial information and any other information Landlord may reasonably request with respect to the proposed assignee or subtenant. Landlord shall not unreasonably withhold its consent to the proposed assignment or subletting for the use permitted in this Lease provided that:

(1) The demised premises, shall not, without Landlord's prior consent, have been listed or otherwise publicly advertised for assignment or subletting at a rental rate lower that the higher of (a) the Fixed Annual Rent and all Additional Rent then payable or (b) the then prevailing rental rate for other space in the Building, the Tenant shall not enter into any sublease at a lower rental rate than the Fixed Annual Rent and all Additional Rent then payable absent landlord's consent;

(2) Tenant shall not be in default hereunder.

(3) The proposed assignee or subtenant shall have a financial standing, be of a character, be engaged in a business, and propose to use the Demised Premises in a manner consistent with the permitted use(s) and in keeping with the standards of the Building and shall be a white-collar businessperson operating a fully legal business concern.

(4) The proposed assignee or subtenant shall not then be a tenant, subtenant or assignee of any space in the Building, nor shall the proposed assignee or subtenant to the knowledge of the tenant be a person or an entity with whom Landlord is then negotiating to lease space in the Building, or has negotiated within the prior six months. Such a prior contact between the landlord and the proposed assignee or subtenant shall constitute good cause for the landlord's objection to the assignment or sub tenancy and shall be considered by the parties to be a bar to such a sub tenancy or assignment.

(5) In the case of a subletting, the subtenant shall be expressly subject to all obligations of
Tenant under this Lease and the further condition and restriction that such sublease shall not be assigned, encumbered or otherwise transferred or the Demised Premises further sublet by subtenant in whole or in part, or any part thereof suffered or permitted by the subtenant to be used or occupied by others, without the prior consent of the Landlord in each instance.

(6) No subletting shall and later than on:, (1) day before the Expiration Date of this Lease.

(7) At no time shall Tenant be permitted to sublet or assign any portion of the premises more than six times

(8) Tenant shall reimburse Landlord on demand for any costs, including reasonable attorney's fees and disbursements that may be incurred by Landlord in connection with Tenant's request for assignment or sublease.

c. Tenant shall deliver to Landlord a copy of each sublease or assignment made hereunder within ten (10) days after the date of its execution. Tenant shall remain fully liable for the performance of all of the Tenant's obligations hereunder notwithstanding any subletting or assignment provided for herein and, without limiting the generality of all acts and omissions of any subtenant, assignee or anyone claiming by, through, or under any subtenant or assignee which shall be in violation of any of the obligations of this Lease, and any such violation shall be deemed to be a violation by the Tenant. Notwithstanding any assignment and assumption by the assignee of the obligations of the Tenant hereunder, Tenant herein named, and each immediate or remote successor in interest of Tenant herein named, shall remain jointly and severably (as a primary obligor) liable with assignees and all subsequent assignees for the performance of Tenant's obligations hereunder, and shall remain fully and directly responsible and liable to Landlord for all acts and omissions on the part of any assignee subsequent to it in violation of any of the obligations of this Lease.

d. Notwithstanding anything to the contrary contained in this Lease, no assignment of
Tenant's interest in this Lease shall be binding upon Landlord unless the assignee, and, if the assignee is a partnership, the individual partners thereof, shall execute and deliver to Landlord an agreement, in recordable form whereby such assignee agrees unconditionally to sign a limited guarantee in the form annexed hereto and to perform all the obligations of Tenant hereunder and further expressly agrees that notwithstanding such assignment the provisions of this Article shall continue to be binding upon such assignee with respect to all future assignments and transfers.

e. Any transfer by operation of law or otherwise of the interest of Tenant in this Lease
(in whole or in part) or of a fifty (50%) percent or greater interest in Tenant (whether stock, partnership interest or otherwise) shall be deemed an assignment of this Lease within the meaning of this Article. (The issuance of shares of stock to other than the existing shareholder shall be deemed to be a transfer of such stock for the purposes of this Article).
If there has
been a previous transfer of less than fifty (50%) percent interest in Tenant, any other transfer of an interest in Tenant which would then result in an aggregate transfer of greater than fifty
(50%) percent interest in Tenant shall all be deemed an assignment of the interest of Tenant in this Lease within the meaning of this Article. Tenant warrants and represents the present shareholders of any outstanding shares of stock of the corporate Tenant is/are the following:
DON L. ROSE.

f. In the event that Tenant fails to execute and deliver any assignment or sublease to which Landlord consented under the provisions of this Article within forty-five
(45) days after
the giving of such consent, then Tenant shall again comply with all of the provisions of this Article before assigning its interest in this Lease or subletting the Demised Premises.

g. The consent of Landlord to an assignment or a subletting shall not relieve Tenant from obtaining the express consent in writing of Landlord to any further assignment or subletting.

h. If Tenant's interest in this Lease be assigned, or if the Demised Premises or any part thereof be sublet or occupied by anyone other than Tenant, Landlord may collect rent from the assignee, subtenant or occupant and apply the net amount collected to the Fixed Annual Rent and all Additional Rent herein reserved, but no such assignment, subletting, or occupancy or collection shall be deemed a waiver of the provisions of this Article or of any default hereunder or the acceptance of the assignee, subtenant or occupant as Tenant, or a release of Tenant from further observance of performance by Tenant of all of the covenants, conditions, terms and provisions on the part of Tenant to be performed or observed.

i. If Tenant desires to assign all of the Demised Premises, Tenant agrees to use
Landlord's exclusive agent for Such purposes, or Landlord's then managing agent and Tenant shall pay to such agent upon execution of such sublease, assignment, release or other disposition a commission computed in accordance with such exclusive agents standard rates and rules then in effect for the locality in which the Demised Promises are located.

16. LATE CHARGES: Except as otherwise provided herein, In every case in which Tenant is required by the terms of this Lease to pay to Landlord a sum of money (including, without limitation, payment of fixed or additional rent) and payment is not made within five (5) days after the same shall become due, Tenant shall pay as additional rent hereunder, a $250.00 late fee on such sum per month from the date it becomes due until it is paid, provided, however, in no event shall such payment be in excess of the highest rate which shall from time to time be permitted under the laws of the State of New York to be charged on late payments of sums of money due pursuant to the terms of a lease.

17. HOLD-OVER: If Tenant holds over in possession after the expiration or sooner termination of the original term or any extended term of this Lease, such holding over shall not be deemed to extend the term or renew the Lease, but such holding over thereafter shall continue upon the covenants and conditions herein set forth except that the charge for use and occupancy of such holding over for each calendar month or part thereof (even if such part shall be a small fraction or a calendar month) shall be the sum of:

a. 1/12 of the highest annual rent set forth in this Lease, times three (3), plus

b. 1/12 of the net increase, if any, in annual fixed rental due solely to increases in the cost of the value of electric and fuel service furnished to the premises in effect on the last day of the term of the Lease, plus

c. 1/12 of all other items of annual additional rental, which annual additional rental would have been payable pursuant to this Lease had this Lease not expired, plus

d. Those other items of additional rent (not annual additional rent) which would have been payable monthly pursuant to this Lease, had this Lease not expired, which total sum
Tenant agrees to pay to Landlord promptly upon demand, in full, without set-off or deduction.
Neither the billing nor the collection of use and occupancy in the above amount shall be deemed a waiver of any right of Landlord to collect damages for Tenant's failure ire to vacate the Demised Premises after the expiration or sooner termination of this Lease. The aforesaid provisions of this Article shall survive the expiration or sooner termination of this Lease.

e. Tenant agrees that it shall indemnify and save Landlord harmless against all costs, claims, loss or ability (including reasonable legal fees) resulting from the delay by Tenant in surrendering the Demised Premises upon the expiration or earlier termination of this Lease, including, without limitation, any claims made by any succeeding tenant founded on such delay.

f. It is further agreed that the terms herein are not a penalty, but they have been agreed to by the parties as a reasonable estimation of the damages that would have been incurred by
Landlord, since the amount of actual damages would be extremely difficult to ascertain, should Tenant holdover in possession of the Demised Premises after the termination of this
Lease.

18. DEFAULT: Any default by Tenant under any other lease held by tenant in the Building, if any, shall be deemed a default of the same nature of this Lease,

19. BROKER. Tenant represents and warrants that it has dealt with no broker except GVA
Williams Real Estate Co., Inc. in connection with the execution of this Lease or the showing of the Demised Premises and agrees to hold and save Landlord harmless from and against any and all liabilities from any claims of any broker (including, without limitation, the cost of counsel fees in connection with the defense of any such claims), other than GVA Williams
Real Estate Co., Inc.

20. ALTERATIONS: Tenant understands and agrees that NO structural alterations or changes in or to the demised premises may be made without the prior written consent of the
Landlord, and upon the further conditions then imposed by Landlord in the event Landlord grants it consent to such alterations.


21. GOVERNMENT REGULATION: In the event that the Landlord herein is directed by any
City, State or Federal agency to comply with Local Law Legislation (which includes Local Law
5, elevator inspection, land Local Law 10 or 11, facade inspection, but not limited thereto), the tenant herein agrees to pay, .53% (Tenant's proportionate share) of Landlord's cost to comply with said directives. These costs shall be deemed to be additional rent and will be due and payable on the first day of the month succeeding the completion of the work, and will be paid together with the rent. The Landlord reserves the right to collect said additional rent in accordance with the provisions of this Lease.

22. SOUARE FOOT ESTIMATE: Any square footage and/or percentage set forth herein are approximate only and Landlord and Tenant hereby agree that any such figures and/or percentages have been fairly determined and agreed to be Tenant solely for the purpose of computing Tenant's contribution for escalation charges.

23. LANDLORD'S APPROVAL: If Tenant shall request Landlord's approval or consent and
Landlord shall fail or refuse to give such approval or consent, Tenant shall not be entitled to any damages for any withholding or delay of such approval or consent by Landlord, it being intended that Tenant's sole remedy shall be an action for injunction or specific performance
(the rights to money damages or other remedies being hereby specifically waived), and that such remedy shall be available only in those cases where Landlord shall have expressly agreed in writing not to unreasonably withhold its consent or approval or where as a matter of law Landlord may not unreasonably withhold its consent or approval.

24. ADDITIONAL RENT: Notwithstanding any thing to the contrary in this Lease, any moneys due Landlord other than the annual rents are deemed to be additional rent, and any default in the payment of additional rent shall give to Landlord the same remedies as it has with respect to any default in the payment of rent.

25. LANDLORD'S WORK: Other than Landlord's Work stated herein, Tenant agrees to rent the Demised Premises in "as is" condition. Landlord will perform work, if any, as set forth in a
Work Letter annexed hereto, if any.

26. PREPAID CONSTRUCTION FUNDS: Tenant has prepaid $8977.50 towards three months of base rent to defray Landlord's construction costs for the demised premises, Such monies shall be applied to Tenant's rent obligations in the tenth eleventh, and twelfth months of the Lease Term. In all of these three months, Tenant is responsible all additional rents specified herein.

27. SECURITY DEPOSIT: At all times prior to the expiration of the term of this lease tenant shall maintain on deposit with landlord $25,515.00, the sum equal to six (6) months of average base rent as security for due and faithful payment, as herein provided, of the rent, additional rent, charges and damages payable by tenant under this lease or pursuant to law and for the clue and faithful keeping, observance, and performance of all the other covenants, agreements, terms, provisions and conditions of this lease on the part of tenant to be kept, observed and performed. If at any time Tenant shall be in default in the payment of any such moneys or in the keeping, observance and performance of any such other covenant, agreement, term, provision or condition, Landlord may at its election apply security so on deposit with Landlord to the payment of any such moneys or to the payment of the costs incurred by Landlord in curing such default, as the case may be. If as the result of any such application of all or any part of such security, the amount of cash so on deposit with landlord shall be less than the required stated amounts, tenant's shall immediately deposit with landlord cash in an amount equal to the deficiency. Tenant's failure to make such additional deposit as may be required shall be deemed a material default under this Lease.

At the conclusion of the twenty-fourth month of the Lease Term, provided that Tenant is not then and has not been in default hereunder beyond any applicable cure period, Landlord shall return to Tenant $8190.00 of the security amount. It Tenant has been in default prior to the conclusion of the twenty-fourth month of the Lease Term beyond any applicable cure period or is in default beyond any applicable cure period at that time, Landlord shall retain the complete security amount.

At the conclusion of the thirty-sixth month of the Lease Term, provided that Tenant is not in default hereunder beyond any applicable cure period and has not been in default prior to that date beyond any applicable cure period, Landlord shall return to Tenant $8505.00 of the security amount. If Tenant has been in default prior to the conclusion of the thirty-sixth month of the Lease Term beyond any applicable cure period or is in default at that time, Landlord shall retain the complete security amount.

28. RENT: Tenant shall pay at an annual rental rate of

10/1/99-12/31100 $00,000.00 in 3 equal monthly payments of $0000.00
1/l/00-9/30/01 $26,932.50 in 9 equal monthly payments of $2992.50
10/01/01-9/30 /02 $49,140.00 In 12 equal Monthly payments of $4095.00
10/1/02-9/30/03 $51,030.00 in 12 equal monthly payments of $4252.50
10/l/03-9/30/04 $52,920.00 in 12 equal monthly payments of $4410.00
10/l/04-9/30/05 $54,810,00 in 12 equal monthly payments of $4567.50
10/l/05-9/30/06 $56,700.00 in 12 equal monthly payments of $4725.00
10/l/06-12/31/07 $70,875.00 in 15 equal monthly payments of $4725.00

29. LEASE NOT BINDING UNLESS EXECUTED: It is specifically understood and agreed that this Lease is offered to Tenant for signature and is subject to Landlord's acceptance and approval of same and that Tenant has hereunto affixed its signature with the understanding that said Lease shall not in any way bind Landlord or its Agent until such time as Landlord has approved said Lease and same is executed by Landlord and delivered to the Tenant.

30. HOURS OF BUILDING: Landlord covenants and Tenant agrees that Landlord will use its best efforts to provide twenty-four (24) hour access to the Demised Premises, however, nothing contained herein shall be construed as requiring Landlord to provide services, such as heat, freight elevator service, etc., in anything other than business hours as stated elsewhere in this Lease, except that a passenger elevator shall be on standby use for all hours, barring breakdown or emergency.

31. PRIOR LEASES AND AGREEMENTS All other prior leases, including amendments and modifications thereto, and other agreements between Landlord and Tenant herein are hereby deemed terminated and without any force and effect whatsoever.

32. LANDLORD'S CONSENT. Whenever Landlord's consent is required under this Lease, such consent shall not be unreasonably withheld.

33. FREE RENT: Tenant shall be entitled to occupy the demised premises free of the charge for base rent in the first three months of the Lease Period. In all of these three months, Tenant remains responsible for all additional rents provided herein then due to Landlord.

A.M. PROPERTY HOLDING BOOKDIGITAL.COM, INC.
CORPORATION, agent for
 65 BROADWAY Co., LLC
                      By DON  L. ROSE,
  Vice-President      C.E.O
  A.M. Property Holding Corp.





BUILDING WORK LETTER

RIDER OF THE LEASE DATED THE DAY   OF JULY OF 1999, BETWEEN
A.M. PROPERTY HOLDING CORPORATION AS AN AGENT FOR 65
BROADWAY CO., LLC, AS LANDLORD AND BOOKDIGITAL.COM, INC.,
AS TENANT.

A. Within ten (10) days after the execution of this Lease, Tenant shall provide to Landlord an architectural drawing and an electrical plan for the Demised Premises. Landlord's work shall be based upon the standard used In the building and, to the extent practicable, shall be in accord with Tenant's architectural drawing and electrical plan and specifications which have been developed In consultation with Tenant. Landlord shall have the right to reasonably modify such drawing, plan and specification as it, in its sole discretion, determines.

B. Provided that Tenant timely provides to Landlord its architectural drawing and an electrical plan for the Demised Premises as provided herein Landlord hereby agrees to use its best effort to have the required construction at the Demised Promises substantially completed within sixty (60) days after the execution of this Lease, such that the premises are available for occupancy by Tenant within sixty (60) days after the execution of this Lease. In the event that Tenant provides said architectural drawing and electrical plan for the Demised Premises to Landlord more than ten (10) days after the execution of this Lease, Landlord hereby agrees to use Its best effort to have the required construction' at the Demised Promises substantially complete: within sixty (60) days after Tenant shall provides said architectural drawing and electrical plan for the Demised Premises to Landlord, such that the promises are available for occupancy by Tenant within sixty (60) days after Tenant provides said architectural drawing and electrical plan for the Demised
Premises to Landlord .

A.M. PROPERTY HOLDING BOOKDIGITAL.COM INC.
CORPORATION, agent for
65 BROADWAY Co., LLC

By:       Paul Wasserman,  By: DON L. ROSE,
  Vice-President C.E.O.
  A.M. Property Holding Corp.



FORM OF LIMTED GUARANTEE

RIDER OF THE LEASE DATED THE 8th DAY OF JULY OF 1999, BETWEEN A.M. PROPERTY HOLDING CORPORATION AS AN AGENT FOR 65 BROADWAY CO., LLC, AS LANDLORD
AND BOOKDIGITAL.COM, INC., AS TENANT

In order to induce Landlord to enter into the foregoing lease and for other valuable considerations, the receipt whereof is hereby acknowledged, the undersigned ("Guarantor") hereby makes the following guarantee and agreement with and in favor of Landlord and its respective legal representatives and assigns.

A. The undersigned guarantees to Landlord, its successors and assigns, that First Madison Securities and its successors and assigns, shall pay to Landlord all rent and additional rent that has accrued or may accrue (other than by acceleration, as described in the Lease) under the terms of the Lease herein
(hereinafter referred to as Accrued Rent), to the latest date that Tenant and its assigns and subleases, if any, shall have completely performed all of the following:

1. Vacated and surrendered the Demised Premises to Landlord and delivered the keys to same to
Landlord, and 2. Paid to Landlord all Accrued Rent to and including the date which is the later of (a) the actual receipt by Landlord of said Accrued Rent (b) the surrender of the premises or (c) receipt by
Landlord of the keys to the Premises.

B. It is agreed that any security deposited under this lease shall not be computed as a deduction from any amount payable by Tenant or Guarantor under the terms of this Guarantee or the Lease.

 C. This guarantee is absolute and unconditional and is a guarantee of payment and not of collection. The parties hereto waive all notice of nonpayment, non-performance, nonobservance or proof, or notice, or demand, whereby to charge the undersigned therefore, all of which the undersigned expressly waives and expressly agrees that the validity of this Agreement, and the obligation of the Guarantor hereto shall in no way be terminated, affected or impaired by reason of the assertion by Landlord against Tenant of any rights or remedies reserved to Landlord pursuant to the performance of the within Lease. The undersigned further covenants and agrees that this guarantee shall remain and continue in full force and effect, as to any renewal, modification or extension of this Lease and during any period when Tenant is occupying the
Premises as a "statutory tenant," or otherwise, As a further inducement to Landlord to make this Lease and in consideration thereof, Landlord and the undersigned covenant and agree that any action or proceeding brought by either 1, Landlord or the undersigned against the other on any matters whatsoever arising out of, under or by virtue of the terms of this Lease or of this guarantee that Landlord and the undersigned shall and do hereby waive trial by jury.

D. This guarantee shall be construed in accordance with the Laws of the State of New York.

E. If Tenant becomes Insolvent or shall be adjudicated a bankrupt or shall file for reorganization or similar relief or if such petition is filed by creditors of Tenant, under any present or future law or if the lease is terminated or Tenant's obligations otherwise discharged in any bankruptcy proceeding or otherwise, Guarantor's obligations hereunder may nevertheless be enforced against the Guarantor,

F. This guarantee shall be construed in accordance with the Laws of the State of Now York,

IN WITNESS WHEREOF, the undersigned have set their hand the date and year last above written.

First Madison Securities, Inc.



By: Ray Vahab, President, First Madison Securities, Inc.

On the 8th of JULY, 1999, before me personally came RAY VAHAB to me known and known to me to be the individual described herein and who executed the foregoing instrument and acknowledged to me that he executed the same.


Notary Public

STEVEN Y SCHMIER
Notary Public, State of New York
Qualified In Nassau County
Registration No. O1SC5076904
Commission Expires 04-28-01